                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              VIACOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                PRELIMINARY COPY

                                     [LOGO]

                                                                  April 16, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Viacom Inc., which will be held at the UCI Empire Theater, Leicester Square, London, United Kingdom WC2 7BA at 2:30 p.m. (local time) on Wednesday, May 19, 1999. Holders of Class A Common Stock are being asked to vote on the matters listed on the enclosed Notice of 1999 Annual Meeting of Stockholders.

    National Amusements, Inc., which owns approximately 67% of the Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for these matters. Therefore, approval of such matters by the stockholders of the Company is assured.

    If you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote such shares in person.

    If you plan to attend the Annual Meeting in person and hold registered shares of Class A Common Stock, you should mark the appropriate box on the enclosed proxy card and an admission ticket will be sent to you. If you hold registered shares of Class B Common Stock or you beneficially hold shares of Class A or Class B Common Stock and you plan to attend the Annual Meeting in person, you should obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage firm account statement, for beneficially owned shares, to the Director--Investor Relations, Viacom Inc., 1515 Broadway, 53rd Floor, New York, New York 10036.

    Thank you.

                                          Sincerely,

                                          /s/ SUMNER M. REDSTONE

                                          SUMNER M. REDSTONE
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                PRELIMINARY COPY

                                     [LOGO]

                            ------------------------

                                  VIACOM INC.

                         NOTICE OF 1999 ANNUAL MEETING

                              AND PROXY STATEMENT

                            ------------------------

To Viacom Inc. Stockholders:

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the UCI Empire Theater, Leicester Square, London, United Kingdom WC2 7BA at 2:30 p.m. (local time) on Wednesday, May 19, 1999. The principal business of the meeting will be consideration of the following matters:

    1.  The election of 10 directors;

    2. The approval of the adoption of amendments to the Viacom Inc. Restated Certificate of Incorporation to increase (i) the number of shares of Class A Common Stock authorized to be issued from 200 million to 500 million, and (ii) the number of shares of Class B Common Stock authorized to be issued from 1 billion to 3 billion;

    3. The approval of the adoption of an amendment to the Viacom Inc. Restated Certificate of Incorporation to provide that each record holder of shares of Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock;

    4. The approval of an amendment to the Viacom Inc. Restated Certificate of Incorporation to modify the indemnification rights of directors, officers and others, as permitted by Delaware General Corporation Law;

    5.  The approval of the Viacom Inc. Senior Executive Short-Term Incentive
       Plan;

    6. The approval of the appointment of PricewaterhouseCoopers to serve as independent accountants until the 2000 Annual Meeting of Stockholders; and

    7. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                          By order of the Board of Directors,
                                          /s/ Michael D. Fricklas
                                          MICHAEL D. FRICKLAS
                                          SECRETARY

April 16, 1999

                                PRELIMINARY COPY

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    The enclosed Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company" or "Viacom") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 1999. Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on April 8, 1999 are entitled to notice of and to vote at the Annual Meeting. The Company then had outstanding shares of Class A Common Stock, each of such shares being entitled
to one vote, and             shares of non-voting Class B Common Stock, $0.01
par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

    The enclosed Proxy may be revoked at any time prior to being voted upon by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with the instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy and entitled to vote on each other proposal is required for the election of directors, the approval of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") and the appointment of the independent accountants. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required for the adoption of the proposed amendments to the Viacom Inc. Restated Certificate of Incorporation. A broker non-vote with respect to the election of directors, the approval of the Senior Executive STIP or the appointment of the accountants will have no effect on such matters. A broker non-vote with respect to the proposed amendments to the Viacom Inc. Restated Certificate of Incorporation will have the effect of a vote against the amendments. An abstention with respect to any matter brought before the meeting will have the effect of a vote against such matter.

    As of April 8, 1999, National Amusements, Inc. ("NAI") owned approximately 67% of the Class A Common Stock and approximately 28% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of NAI, is Chairman of the Board and Chief Executive Officer of the Company.

    NAI has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 10 nominated directors and each of the proposals described in this Proxy Statement. Such action by NAI will be sufficient to elect such directors and adopt each of such proposals without any action on the part of any other holder of Class A Common Stock.

    The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036-5794. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 16, 1999.

                             ELECTION OF DIRECTORS

    The election of 10 directors of the Company is proposed, each to hold office for one year and until his or her successor is elected and qualified. The persons named in the enclosed Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the nominees set forth below, unless instructed to the contrary. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or will decline to do so.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Set forth below is certain information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company.

            NOMINEE FOR                                           COMPANY OFFICES AND
             DIRECTOR*                                          PRINCIPAL OCCUPATION**
            ------------              ---------------------------------------------------------------------------
George S. Abrams....................  Attorney associated with the law firm of Winer and Abrams in Boston,
  Age 67                              Massachusetts since 1969. Mr. Abrams served as the General Counsel and
Director since 1987                   Staff Director of the United States Senate Judiciary Subcommittee on
                                      Refugees from 1965 through 1968. He is currently a member of the Boards of
                                      Trustees and Visiting Committees of a number of art museums, arts-related organizations and educational institutions, including The European Fine
                                      Arts Foundation, the Museum of Fine Arts in Boston, and the Harvard
                                      University Art Museums. Mr. Abrams is a director of NAI and Sonesta
                                      International Hotels Corporation.

Philippe P. Dauman..................  Deputy Chairman of the Company since January 1996 and Executive Vice
  Age 45                              President since March 1994. From February 1993 to October 1998, Mr. Dauman
Director since 1987                   also served as General Counsel and Secretary of the Company. Prior to that, he was a partner in the law firm of Shearman & Sterling in New York, which he joined in 1978. Mr. Dauman is a director of NAI, Spelling Entertainment
                                      Group Inc. ("Spelling") and Lafarge Corporation.

Thomas E. Dooley....................  Deputy Chairman of the Company since January 1996 and Executive Vice
  Age 42                              President since March 1994. From July 1992 to March 1994, Mr. Dooley served
Director since 1996                   as Senior Vice President, Corporate Development of the Company. From August
                                      1993 to March 1994, he also served as President, Interactive Television.
                                      Prior to that, he held various positions in the Company's corporate and divisional finance areas. Mr. Dooley is a director of Spelling.

Ken Miller..........................  Vice Chairman of Credit Suisse First Boston Corporation since June 1994.
  Age 56                              Mr. Miller served as President, Chief Executive Officer of The Lodestar
Director since 1987                   Group, an investment firm, from 1988 to June 1994. Prior to that, he was
                                      Vice Chairman of Merrill Lynch Capital Markets.

            NOMINEE FOR                                           COMPANY OFFICES AND
             DIRECTOR*                                          PRINCIPAL OCCUPATION**
            ------------              ---------------------------------------------------------------------------
Brent D. Redstone...................  Special Counsel to the law firm of Davis, Graham and Stubbs, L.L.P. in
  Age 48                              Denver, Colorado since July 1998. Mr. Redstone has a corporate and
Director since 1991                   securities law practice. He previously served as a member of the Board of
                                      Directors of the American Prosecutors Research Institute, located in
                                      Alexandria, Virginia. He served as Assistant District Attorney for Suffolk
                                      County, Massachusetts from 1977 to 1991. Mr. Redstone is a director of NAI.

Shari Redstone......................  Executive Vice President of NAI since 1994. Prior to that, she served as
  Age 45                              Vice President, Corporate Planning and Development of NAI. Ms. Redstone
Director since 1994                   practiced law from 1978 to 1993; her practice included corporate law, estate planning and criminal law. Ms. Redstone participated on the
                                      Executive Committee at the Boston University School of Law in the early
                                      1980s. She is currently a member of the Board of Directors at Combined
                                      Jewish Philanthropies, a member of the Board of Directors and Executive
                                      Committee for the National Association of Theatre Owners, and a member of the Board of Trustees at Dana Farber Cancer Institute. She also is a member of the Board of Trustees at Tufts University and a member of the Advisory
                                      Committee for Tufts Hillel. Ms. Redstone is a director of NAI.

Sumner M. Redstone..................  Chairman of the Board of the Company since 1987 and Chief Executive Officer
  Age 75                              since January 1996. Mr. Redstone has served as Chairman of the Board of NAI
Director since 1986                   since 1986 and President, Chief Executive Officer of NAI since 1967. He is a member of the Advisory Council for the Academy of Television Arts and
                                      Sciences Foundation and is on the Board of Trustees for The Museum of
                                      Television and Radio. Mr. Redstone served as the first Chairman of the
                                      Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Since 1982, Mr. Redstone has been a member of the faculty of Boston University Law School, where he has lectured on entertainment law, and since 1994, he has been a Visiting
                                      Professor at Brandeis University. Mr. Redstone graduated from Harvard
                                      University in 1944 and received an LL.B. from Harvard University School of
                                      Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the
                                      United States Court of Appeals, and then as a Special Assistant to the
                                      United States Attorney General. Mr. Redstone is Chairman of the Board of
                                      Spelling.

Frederic V. Salerno.................  Senior Executive Vice President and Chief Financial Officer/Strategy and
  Age 55                              Business Development of Bell Atlantic Corporation ("Bell Atlantic") since
Director since 1994                   August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation
                                      ("NYNEX"), Mr. Salerno served as Vice Chairman and Chief Financial Officer of NYNEX since March 1994. Mr. Salerno was Vice Chairman of the Board of
                                      NYNEX and President of the Worldwide Services Group from 1991 to 1994 and
                                      President and Chief Executive Officer of New York Telephone Company from
                                      1987 to 1991. Mr. Salerno is a director of Avnet, Inc., The Bear Stearns
                                      Companies Inc., Bell Atlantic, KeySpan Energy Corporation and The Hartford
                                      Financial Services Group, Inc.

            NOMINEE FOR                                           COMPANY OFFICES AND
             DIRECTOR*                                          PRINCIPAL OCCUPATION**
            ------------              ---------------------------------------------------------------------------
William Schwartz....................  Counsel to Cadwalader, Wickersham & Taft since 1988. Mr. Schwartz also
  Age 65                              served as Vice President for Academic Affairs (the chief academic officer)
Director since 1987                   of Yeshiva University from 1993 to July 1998 and has been University
                                      Professor of Law at Yeshiva University and the Cardozo School of Law since
                                      1991. He was Dean of the Boston University School of Law from 1980 to 1988 and a professor of law at Boston University from 1955 to 1991. Mr. Schwartz is Chairman of the Board of UST Corporation and a member of the Advisory
                                      Board of WCI Steel, Inc. He is an honorary member of the National College of Probate Judges. He served as Chairman of the Boston Mayor's Special
                                      Commission on Police Procedures and was formerly a member of the Legal
                                      Advisory Board of the New York Stock Exchange.

Ivan Seidenberg.....................  Chairman of the Board of Bell Atlantic since January 1999 and Chief
  Age 52                              Executive Officer since June 1998. Mr. Seidenberg served as Vice Chairman
Director since 1995                   and President of Bell Atlantic from August 1997 to December 1998 and Chief
                                      Operating Officer from August 1997 to June 1998. Prior to the merger of
                                      Bell Atlantic and NYNEX, he served as Chairman and Chief Executive Officer of NYNEX since April 1995 and before that as President and Chief Executive
                                      Officer of NYNEX since January 1995. Previously, he served as President and
                                      Chief Operating Officer of NYNEX from March 1994 to December 1994 and as
                                      Vice Chairman of NYNEX from April 1991 to January 1995. Mr. Seidenberg became a director of NYNEX in 1991. He is also a director of AlliedSignal
                                      Inc., American Home Products Corporation, Boston Properties, Inc. and CVS
                                      Corporation.

------------------------------

* Brent Redstone is the son of Sumner Redstone and Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

** NAI and Spelling are affiliates of the Company. None of the other corporations or organizations indicated herein is a parent, subsidiary or other affiliate of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, the Board of Directors held eight (8) regular meetings and one
(1) special meeting.

    Set forth below is certain information concerning the standing committees of the Board of Directors.

                                                                                                          NUMBER OF
                                                                                                          MEETINGS
COMMITTEE                                                  MEMBERS OF COMMITTEE                          DURING 1998
------------------------------------  --------------------------------------------------------------  -----------------
Audit Committee.....................  Messrs. Abrams, Miller, Salerno*, Schwartz and Seidenberg                   3

Compensation Committee..............  Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz* and              9
                                        Seidenberg and Ms. Shari Redstone

Senior Executive Compensation         Messrs. Salerno, Schwartz* and Seidenberg                                   8
  Committee.........................

Governance and Nominations            Messrs. Abrams*, Dauman, Miller, Seidenberg and Sumner                      1
  Committee.........................    Redstone

------------------------------

*   Chairman

    The functions of the Audit Committee include reviewing with the independent accountants the plans and results of the annual audit, approving the audit and non-audit services by such independent accountants, reviewing the scope and results of the Company's internal auditing procedures, reviewing the adequacy of the Company's system of internal accounting controls and reviewing the annual financial statements prepared for release to stockholders and the public.

    The functions of the Compensation Committee include reviewing the Company's general compensation strategy (except with respect to matters entrusted to the Senior Executive Compensation Committee as described below), reviewing the terms of employment agreements for executives earning over a specified amount and administering the Company's annual bonus compensation plan and long-term compensation plans (other than the stock option program), as well as its benefit plans.

    The functions of the Senior Executive Compensation Committee include reviewing and approving executive compensation for executive officers if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including the terms of employment agreements for such executives. The Senior Executive Compensation Committee also administers the Senior Executive STIP, determining the executive officers who will participate in the plan, establishing performance targets and determining specific bonuses for the participants. In addition, this Committee administers the Company's stock option plans and approves individual stock option grants.

    The functions of the Governance and Nominations Committee include addressing nominations to the Board and corporate governance issues. The Governance and Nominations Committee will consider nominees recommended by the stockholders of the Company; recommendations should be submitted to the Company, to the attention of Michael D. Fricklas, Secretary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below, as of April 8, 1999, is certain information concerning beneficial ownership of each equity security of the Company and Spelling* by (i) each director of the Company, (ii) each of the executive officers whose individual compensation is disclosed in the tables that appear on subsequent pages, and (iii) current directors and executive officers of the Company as a group. Also set forth below, as of April 8, 1999, is certain information concerning beneficial ownership of each equity security of the Company by holders of 5% or more of the Class A Common Stock. All Viacom share numbers set forth below reflect a 2 for 1 stock split effectuated by way of a dividend on March 31, 1999.

                                                         BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                              ---------------------------------------------------------------
                                                TITLE OF EQUITY        NUMBER OF        OPTION    PERCENT OF
NAME                                                SECURITY         EQUITY SHARES    SHARES(1)      CLASS
--------------------------------------------  --------------------  ----------------  ----------  -----------
George S. Abrams                              Class A Common               13,678(2)          --         (9)
                                              Class B Common               14,410(2)      42,000         (9)

Capital Research and Management Company       Class A Common            8,251,800(3)          --         5.9%
  333 South Hope Street
  Los Angeles, CA 90071

Philippe P. Dauman                            Class A Common                2,380(4)          --         (9)
                                              Class B Common               29,778(4)     973,332         (9)

Thomas E. Dooley                              Class A Common                4,866(4)           0         (9)
                                              Class B Common               17,286(4)     947,332         (9)

Michael D. Fricklas                           Class A Common                   72(4)          --         (9)
                                              Class B Common                3,316(4)      55,666         (9)

Mario J. Gabelli                              Class A Common           13,447,864(5)          --         9.7%
  Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY 10580-1434

Ken Miller                                    Class A Common               12,322(2)          --         (9)
                                              Class B Common               12,606(2)      42,000         (9)

National Amusements, Inc.                     Class A Common           93,658,828(6)          --        66.8%
  200 Elm Street                              Class B Common          104,334,828(6)          --        18.8%
  Dedham, MA 02026

Brent D. Redstone                             Class A Common                   --(7)          --          --
                                              Class B Common                   --(7)          --          --

Shari Redstone                                Class A Common                   --(7)          --          --
                                              Class B Common                   --(7)          --          --

Sumner M. Redstone                            Class A Common           93,658,988(6)          --        66.8%
                                              Class B Common          104,334,988(6)   1,499,998        18.8%

Frederic V. Salerno                           Class B Common                      --    22,000(8)        (9)

William Schwartz                              Class A Common               12,876(2)          --         (9)
                                              Class B Common               13,148(2)      42,000         (9)

Ivan Seidenberg                               Class B Common                      --    19,000(8)        (9)

                                                         BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                              ---------------------------------------------------------------
                                                TITLE OF EQUITY        NUMBER OF        OPTION    PERCENT OF
NAME                                                SECURITY         EQUITY SHARES    SHARES(1)      CLASS
--------------------------------------------  --------------------  ----------------  ----------  -----------
George S. Smith, Jr.                          Class A Common               10,642(4)          --         (9)
                                              Class B Common               14,904(4)     341,332         (9)

Current directors and executive officers as   Class A Common            59,812(2)(4)           0         (9)
  a group other than Mr. Sumner Redstone (18  Class B Common           140,578(2)(4)   2,782,426         (9)
  persons)                                    5 Year Warrant                      --          --          --
                                              Spelling Common                     --          --          --

------------------------------

* Other than shares of Spelling Common Stock owned by the Company and attributed to NAI and Sumner Redstone.

NOTES:
(1) Reflects shares subject to options to purchase such shares which on April 8, 1999 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares".

(2) Includes Class A Common Stock units and Class B Common Stock units credited as of January 1, 1999 to Messrs. Abrams, Miller and Schwartz pursuant to the Deferred Compensation Plan described below under which their directors' fees are converted into stock units.

(3) Capital Research and Management Company, an investment advisor, filed with the Securities and Exchange Commission (the "Commission") a Statement on
    Schedule 13G (the "Capital Statement"), dated February 8, 1999, reporting beneficial ownership as of December 31, 1998 of 8,251,800 shares of Class A Common Stock, representing approximately 5.9% of the outstanding shares of such class. The Capital Statement reported that the shares are generally held for investment and that Capital Research and Management Company has sole investment power but does not have voting power over such shares.

(4) Includes shares and rights equal in value to shares held through the Company's 401(k) and Excess 401(k) Plans as of December 31, 1998.

(5) Mario J. Gabelli and various entities, including investment companies, which he directly or indirectly controls or for which he acts as chief investment officer, filed with the Commission Amendment No. 4 to their Statement on
    Schedule 13D (the "Gabelli Statement"), dated December 22, 1997, reporting an aggregate beneficial ownership of 13,447,864 shares of Class A Common Stock, representing approximately 9.6% of the outstanding shares of such class. The Gabelli Statement reported that the shares are generally held for investment and that the entities reporting beneficial ownership generally have sole investment and voting power over such shares.

(6) Except for 160 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned of record by NAI. Mr. Redstone is the Chairman and the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all such shares.

(7) Brent Redstone and Shari Redstone are stockholders of NAI and, accordingly, each has a significant indirect beneficial interest in the Company shares owned by NAI.

(8) Held for the benefit of Bell Atlantic.

(9) Less than 1%.

DIRECTORS' COMPENSATION*

    Directors of the Company who are not officers or employees of the Company or NAI or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's retirement and stock option plans described below. Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg were Outside Directors for the entire 1998 calendar year. In 1998, only Outside Directors received any compensation for services as a director.

    DIRECTORS' FEES. Effective October 1, 1998, certain fees paid to the Outside Directors were increased. Accordingly, Outside Directors received the following fees for 1998: (i) a quarterly retainer of $10,000 for the first three quarters of 1998 and a quarterly retainer of $12,500 for the fourth quarter of 1998; (ii) a per meeting attendance fee of $1,500 for each Board meeting; (iii) a per meeting attendance fee of $500 for each meeting of the Audit Committee, Compensation Committee and Governance and Nominations

------------------------

* The number of Common Stock units and the number of shares subject to options and the exercise price set forth in the discussion of the Deferred Compensation Plan and the Outside Directors' Stock Option Plans have been adjusted for the Company's 2 for 1 common stock split, effective March 31, 1999, by doubling the number of units and shares and dividing the exercise price in half.

Committee held during the first three quarters of 1998 and a per meeting attendance fee of $1,500 for each meeting of such Committees held during the fourth quarter of 1998; and (iv) a $7,500 annual retainer fee for the Chairman of the Audit Committee (currently Mr. Salerno), for the Chairman of the Compensation Committee (currently Mr. Schwartz) and for the Chairman of the Governance and Nominations Committee (currently Mr. Abrams). No additional fees or retainers are paid for attendance at meetings of the Senior Executive Compensation Committee held on the same day on which a meeting of the Compensation Committee is held or for the Chairman of the Senior Executive Compensation Committee. Compensation for Messrs. Salerno's and Seidenberg's services as Outside Directors for 1998 was paid to Bell Atlantic.

    DEFERRED COMPENSATION PLAN. Since 1989, Messrs. Abrams, Miller and Schwartz have deferred payment of their retainer and attendance fees pursuant to the Company's unfunded Deferred Compensation Plan; these amounts are deemed invested in the number of stock units equal to the number of shares of Common Stock such amounts would have purchased when deferred. Payment will be made in a lump sum or in three or five annual installments starting seven months after their retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at that time and, in the case of installment payments, credited with interest. For 1998, the stock unit accounts of Messrs. Abrams, Miller and Schwartz were credited with 1,286, 1,064 and 1,196 Class A Common Stock units and 1,274, 1,056 and 1,188 Class B Common Stock units, respectively.

    RETIREMENT INCOME PLAN. In 1989, the Company established an unfunded, non-qualified Retirement Income Plan pursuant to which each Outside Director will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board retainer at the time of such retirement (not including meeting attendance fees or the annual retainer for serving as Chairman of the Audit, Compensation or Governance and Nominations Committee), provided he has served on the Board for at least three years. The Plan provides that the director or his estate will receive such annual payments for the number of years of such director's service on the Board.

    1993 AND 1994 OUTSIDE DIRECTORS' STOCK OPTION PLANS. Each Outside Director received a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock when the Company's Outside Directors' Stock Option Plan (the "1993 Plan") was adopted in May 1993 or, for Outside Directors who joined the Board after the Plan was adopted, when such person was elected or appointed to the Board. In addition, each Outside Director has received an annual grant of stock options to purchase 3,000 shares of Class B Common Stock since November 1994 when the Company's 1994 Outside Directors' Stock Option Plan (the "1994 Plan") was adopted. Each Outside Director who had served as an Outside Director since 1989 also received a one-time grant under the 1994 Plan in November 1994 of stock options to purchase 20,000 shares of Class B Common Stock. The per share exercise price of each grant under the 1993 and 1994 Plans has been the closing price of a share of Class B Common Stock on the American Stock Exchange ("AMEX") on the date of grant. On August 1, 1998, Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg each received an annual grant under the 1994 Plan to purchase 3,000 shares of Class B Common Stock, with a per share exercise price of $34.25 (the closing price of a share of Class B Common Stock on the AMEX on the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz and Seidenberg and Ms. Shari Redstone were members of the Compensation Committee for the entire 1998 calendar year.

    Shari Redstone is an executive officer of NAI. Mr. Dauman, a director and executive officer of the Company, is a director of NAI.

    George S. Abrams, a director of the Company and NAI, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company. During the fiscal year ended December 31, 1998, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

    Ken Miller, a director of the Company, is Vice Chairman of Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation has performed, and, in the future, is expected to perform from time to time, investment banking services for the Company.

    Brent Redstone, a director of the Company and NAI, is associated with the law firm of Davis, Graham and Stubbs, L.L.P. which has performed, both prior to and after Mr. Redstone became associated with the firm, and, in the future, is expected to perform from time to time, legal services for the Company.

    NAI, the Company's major stockholder, licenses films in the ordinary course of its business for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the fiscal year ended December 31, 1998, NAI made payments to Paramount Pictures in the aggregate amount of approximately $24,985,000 to license Paramount Pictures films. NAI licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between NAI and Paramount Pictures were no less favorable to Paramount Pictures than licenses between unaffiliated companies and NAI were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to NAI upon similar terms in the future.

    Mr. Redstone and NAI own an aggregate of approximately 25.2% of the common stock of Midway Games Inc. ("Midway"). During the fiscal year ended December 31, 1998, Blockbuster purchased approximately $19,111,000 of home video games from Midway. The Company believes that the terms of these purchases were no less favorable to the Company than it would have obtained from parties in which there was no such ownership interest. The Company expects to purchase video games from Midway in the future.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

    The Compensation Committee and the Senior Executive Compensation Committee (collectively, the "Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal 1998.

    All members of the Compensation Committee and the Senior Executive Compensation Committee are non-employee directors. The Compensation Committee reviews and approves the Company's executive compensation. The Senior Executive Compensation Committee reviews and approves compensation for executive officers, if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Independent compensation consultants have advised the Committee from time to time with respect to the Company's long-term incentive compensation plans since 1987.

    The objectives of the executive compensation package for the Company's executive officers (other than the Chief Executive Officer) are to:

    - Set levels of annual salary and bonus compensation that will attract and retain superior executives in the highly competitive environment of entertainment and media companies;

    - Provide annual bonus compensation for executive officers that varies with the Company's financial performance and reflects the executive officer's individual contribution to that performance;

    - Provide long-term compensation that is tied to the Company's stock price so as to focus the attention of the executive officers on managing the Company from the perspective of an owner with an equity stake; and

    - Emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation.

    The Committee evaluates the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Committee also focuses on executive compensation offered by the members of the peer groups included in the Performance Graphs set forth on a subsequent page. At times, the Committee also evaluates compensation relative to a broader range of companies, whether or not included in such peer groups, that have particular lines of business comparable to those of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Code generally limits to $1,000,000 the federal tax deductibility of compensation (including stock options) paid to the Company's Chief Executive Officer and the other four executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers"). The tax law includes an exception to the deduction limitation for deferred compensation paid to an executive officer when he is no longer subject to Section 162(m). Performance based compensation (including stock options) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

    Compensation for the Company's executive officers (other than the Chief Executive Officer) is comprised of base salary, annual bonus compensation, long-term compensation in the form of stock options and deferred compensation for any executive officer whose annual base salary exceeds $1,000,000. The annual bonus plan for most of the Company's executives officers (the "Senior Executive STIP") and the Company's stock option plans (the "LTMIP") were designed to comply with the exception for performance-based compensation. The Senior Executive STIP provides objective performance-based annual bonuses, subject to, prior to March 18, 1999, a maximum limit of eight (8) times the executive's base salary in effect on March 27, 1996. As described below under "Approval of the Viacom Inc. Senior Executive Short-Term Incentive Plan", the Senior Executive STIP was amended on March 18, 1999 to provide that the maximum limit is eight (8) times the executive's annual salary compensation, consisting of base salary plus any deferred compensation. To comply with Section 162(m) of the Code, the Senior Executive STIP is being submitted for stockholder approval at the 1999 Annual Meeting of Stockholders. Long-term compensation for the Company's executive officers has been provided through grants of LTMIP stock options. It is expected that long-term compensation for future years will continue to be provided through grants of LTMIP stock options. The stockholders of the Company have approved the LTMIP.

ANNUAL SALARY COMPENSATION

    Annual salary compensation levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Annual salary compensation consists of base salary and, for the Deputy Chairmen, deferred compensation. During 1998, an increase was made in the deferred compensation payable to Messrs. Dauman and Dooley for 1998 and subsequent years, in connection with their entering into new five (5) year employment agreements. The employment agreements for the named executive officers are described below under "Employment Agreements".

ANNUAL BONUS COMPENSATION

    Annual bonus compensation for 1998 for the named executive officers was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Senior Executive Compensation Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, the Senior Executive STIP uses the EBITDA definition of revenues less operating expenses (other than depreciation, amortization and non-recurring charges) to define "operating income".

    The level of the Senior Executive STIP annual bonuses for 1998 for most of the Company's executive officers, including the named executive officers (other than the Chief Executive Officer), was based on the determination of the Senior Executive Compensation Committee that the performance criteria established for 1998 had been achieved. The Senior Executive Compensation Committee considered a number of factors, including the exceptionally effective role played by the Deputy Chairmen and the executive officers in helping the Company achieve record operating results, a significantly improved capital structure, the sale on very attractive terms of several non-core assets, including the Company's non-consumer publishing assets for approximately $4.7 billion, Blockbuster's music operations and Spelling's Virgin Interactive video game businesses, in addition to helping to achieve the repositioning of Blockbuster Entertainment, and awarded the annual bonuses set forth below in the Summary Executive Compensation Table.

    Annual bonus compensation for the Company's executive officers not participating in the Senior Executive STIP was provided under the Company's Short-Term Incentive Plan based on individual performance and the Company's financial performance.

LONG-TERM COMPENSATION

    The Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value.

    Annual grants of LTMIP stock options for Class B Common Stock are generally awarded to the Company's executive officers in August of each year. The grants of LTMIP stock options for Class B Common Stock awarded to the Company's executive officers in August 1997 represented such executives' grants for 1997 and 1998; these stock options have an extended vesting period of five years. The $15.25 exercise price, adjusted for the March 1999 stock split, of the 1997/1998 stock options grants was set at the fair market value of the Class B Common Stock on the date of grant. The stock options have a ten-year term from the date of grant.

    The size of the grant to each executive was within the range assigned to the executive's relative level of responsibility. In determining the amounts awarded, the Senior Executive Compensation Committee considered the amounts awarded in prior years, as adjusted for changes in responsibility and the provisions of executives' employment agreements.

    Messrs. Dauman and Dooley, the Deputy Chairmen and Executive Vice Presidents of the Company, were awarded special stock option grants in August 1998 to purchase, adjusted for the March 1999 stock split, 2,000,000 shares* of Class B Common Stock each in connection with their entering into new five (5) year employment agreements. These special grants represented such executives' entire stock option grant for the 1999 - 2003 calendar years and were made in lieu of annual grants for such years. The $30.536 exercise price*, adjusted for the March 1999 stock split, of such special stock option grants was set at the fair market value of the Class B Common Stock on the date of grant. These options will vest in two equal installments during the last two years of their employment term and have a ten-year term from the date of grant. The terms of these executives' new employment agreements are described below under "Employment Agreements".

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mr. Redstone, the Chairman of the Board, Chief Executive Officer and controlling stockholder of the Company, has waived payment of any salary or bonus compensation for his services as Chief Executive Officer of the Company.

    In August 1998, Mr. Redstone was awarded a grant of stock options to purchase, adjusted for the March 1999 stock split, 4,000,000* shares of Class B Common Stock, representing his grant for the 1999 - 2003 calendar years. This was awarded on the same terms as the August 1998 grants to the Company's Deputy Chairmen.

Members of the                                 Members of the Senior Executive
Compensation Committee:                        Compensation Committee:

George S. Abrams                               Frederic V. Salerno
Ken Miller                                     William Schwartz, Chairman
Brent D. Redstone                              Ivan Seidenberg
Shari Redstone
Frederic V. Salerno
William Schwartz, Chairman
Ivan Seidenberg

------------------------

* The special stock option grants that Messrs. Dauman and Dooley each received in August 1998 were for 1,000,000 shares of Class B Common Stock with an exercise price of $61.125 per share. The grants were adjusted for the Company's 2 for 1 common stock split, effective March 31, 1999, by doubling the number of shares and dividing the exercise price in half. Similarly, Mr. Redstone originally received a grant for 2,000,000 shares of Class B Common Stock. The exercise price for the 1997/1998 stock option grants reflects adjustment for the split.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

    The following table sets forth information concerning total compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during 1998 for services rendered to the Company during each of the last three fiscal years.

                                           ANNUAL COMPENSATION (1)                    LONG-TERM COMPENSATION
                           -------------------------------------------------------  --------------------------
                                                                                     OPTION NUMBERS ADJUSTED
                                                                                        FOR MARCH 31, 1999
                                                                                           STOCK SPLIT
                                                                                    --------------------------

                                                                                       AWARDS        PAYOUTS
                                                                                    -------------  -----------
   NAME AND PRINCIPAL                                                                SECURITIES
        POSITION                                                      DEFERRED       UNDERLYING       LTIP         ALL OTHER
  AT END OF FISCAL 1998      YEAR        SALARY        BONUS      COMPENSATION(2)   OPTIONS(3)(4)  PAYOUTS(5)   COMPENSATION(6)
-------------------------  ---------  ------------  ------------  ----------------  -------------  -----------  ----------------
Sumner M. Redstone              1998  $          0  $          0    $          0       4,000,000    $       0     $          0
  CHAIRMAN, CHIEF               1997             0             0               0       1,500,000            0                0
  EXECUTIVE OFFICER             1996             0             0               0       2,000,000            0                0

Philippe P. Dauman              1998     1,000,000     6,000,000         710,000       2,000,000            0          103,288
  DEPUTY CHAIRMAN,              1997     1,000,000     2,750,000         100,000         600,000            0           73,530
  EXECUTIVE VICE                1996     1,000,000     2,250,000               0         800,000            0           81,332
  PRESIDENT

Thomas E. Dooley                1998     1,000,000     6,000,000         710,000       2,000,000            0          103,288
  DEPUTY CHAIRMAN,              1997     1,000,000     2,750,000         100,000         600,000            0           73,530
  EXECUTIVE VICE                1996     1,000,000     2,250,000               0         800,000       33,380           80,993
  PRESIDENT

Michael D. Fricklas             1998       529,711       550,000               0               0            0           18,750
  SENIOR VICE PRESIDENT,        1997       471,250       300,000               0         120,000            0           17,976
  GENERAL COUNSEL AND           1996       425,000       250,000               0          50,000            0           18,750
  SECRETARY

George S. Smith, Jr.            1998       612,500       475,000               0               0            0           22,000
  SENIOR VICE PRESIDENT,        1997       562,500       300,000               0         160,000            0           21,558
  CHIEF                         1996       516,538       300,000               0          70,000       61,549           21,562
  FINANCIAL OFFICER

------------------------
NOTES:

(1) Mr. Redstone has waived payment of salary and bonus compensation for his services as Chief Executive Officer during 1998, 1997 and 1996. Salary for the other named executives includes the following amounts of compensation deferred under the Company's 401(k) and Excess 401(k) Plans: for Mr. Dauman for 1998 in the amount of $187,500, for 1997 in the amount of $119,500 and for 1996 in the amount of $160,454; for Mr. Dooley for 1998 in the amount of $641,071, for 1997 in the amount of $349,270 and for 1996 in the amount of $472,512; for Mr. Fricklas for 1998 in the amount of $82,365, for 1997 in the amount of $66,085 and for 1996 in the amount of $87,173; and for Mr. Smith for 1998 in the amount of $45,606, for 1997 in the amount of $43,115 and for 1996 in the amount of $43,125.

(2) Represents amounts deferred in accordance with the executive's employment agreement until the year after the executive ceases to serve as an executive officer of the Company.

(3) The number of shares subject to options set forth in this table have been adjusted for the Company's 2 for 1 common stock split, effective March 31, 1999, by doubling the number of shares and dividing the exercise price in half.

(4) The 1998 special grants for Messrs. Redstone, Dauman and Dooley were awarded in lieu of annual grants for the next five (5) years (I.E., 1999 - 2003) in connection, in the case of Messrs. Dauman and Dooley, with their entering into new five (5) year employment agreements. The 1997 grants for Messrs. Redstone, Dauman, Dooley, Fricklas and Smith represented their entire annual grant for calendar years 1997 and 1998. Mr. Redstone received a grant in January 1997 which represented his annual grant for 1996. Mr. Redstone received a special one-time grant of, as adjusted for the March 1999 stock split, 2,000,000 options for Class B Common Stock on January 29, 1996, when he became Chief Executive Officer of the Company. Messrs. Dauman and Dooley each received two stock option grants in 1996: a special one-time grant of, as adjusted for the March 1999 stock split, 500,000 options for Class B Common Stock on January 29, 1996, when they were appointed Deputy Chairmen, and an annual grant of, as adjusted for the March 1999 stock split, 300,000 options for Class B Common Stock in August 1996.

(5) The 1996 payout represents the amount paid in cash for the phantom units granted to the named executives in 1989 under the Company's 1989 LTMIP with a December 1996 valuation date.

(6) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1998, the Company maintained for Messrs. Dauman and Dooley certain supplemental life insurance benefits. All Other Compensation includes premiums paid by the Company for this supplemental coverage for 1998 for each of Messrs. Dauman and Dooley of $25,788; the Company's matching contributions under its 401(k) Plan for each of Messrs. Dauman, Fricklas and Smith of $4,000 and for Mr. Dooley of approximately $3,571; credits for the Company's matching contributions under its Excess 401(k) Plan for 1998 for Mr. Dauman of $55,750, for Mr. Dooley of $56,179, for Mr. Fricklas of $14,750 and for Mr. Smith of $18,000; and credits for the Company's matching contributions for compensation deferred pursuant to their employment agreements for 1998 for each of Messrs. Dauman and Dooley of $17,750.

                          OPTION GRANTS IN FISCAL 1998

    The following table sets forth certain information with respect to special stock options to purchase shares of Class B Common Stock awarded in August 1998 in lieu of annual grants for the next five (5) years (I.E., 1999 - 2003) to Mr. Redstone, the Chief Executive Officer of the Company, and to Messrs. Dauman and Dooley, the Deputy Chairmen and Executive Vice Presidents of the Company, in connection with their entering into new five (5) year employment agreements. The grants will vest in two equal installments in August 2002 and August 2003, the last two (2) years of the term of Messrs. Dauman and Dooley's new employment agreements. No grants were made to Messrs. Fricklas and Smith during 1998 because their 1997 grant represented their grant for 1997 and 1998. The table includes a column designated "Grant Date Present Value". The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. There is no way to anticipate what the actual growth rate of the Class B Common Stock will be.

                                                       INDIVIDUAL GRANTS
                                            ADJUSTED FOR MARCH 31, 1999 STOCK SPLIT
                               ------------------------------------------------------------------
                                                        % OF TOTAL
                                NUMBER OF SHARES OF   OPTIONS GRANTED    EXERCISE                   GRANT DATE
                               CLASS B COMMON STOCK   TO EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
NAME                           UNDERLYING OPTIONS(1)    FISCAL 1998      ($/SHARE)       DATE        VALUE(2)
-----------------------------  ---------------------  ---------------  -------------  -----------  -------------
Sumner M. Redstone...........         4,000,000             29.55%       $  30.563      8/20/2008  $  51,955,200

Philippe P. Dauman...........         2,000,000             14.77%          30.563      8/20/2008     25,977,600

Thomas E. Dooley.............         2,000,000             14.77%          30.563      8/20/2008     25,977,600

Michael D. Fricklas..........                 0                  0          --            --

George S. Smith, Jr..........                 0                  0          --            --

------------------------
NOTES:

(1) In August 1998, Mr. Redstone received a stock option grant for 2,000,000 shares of Class B Common Stock and Messrs. Dauman and Dooley each received grants for 1,000,000 shares. The number of shares subject to these options have been adjusted for the Company's 2 for 1 common stock split, effective March 31, 1999, by doubling the number of shares and dividing the exercise price in half.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values presented in the table were determined in part using the following assumptions. No adjustments were made for non-transferability or risk of forfeiture.

Expected volatility......................................................................     32.73%
Risk-free rate of return.................................................................      5.45%
Dividend yield...........................................................................      0.00%
Time of exercise.........................................................................  6 years

   The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                   AND VALUE OF OPTIONS AT END OF FISCAL 1998

    The following table sets forth as to the Chief Executive Officer and the named executive officers information with respect to option exercises during 1998 and the status of their options on December 31, 1998.

                                                                            NUMBER OF SECURITIES(1)(2)
                                                                              UNDERLYING UNEXERCISED
                                                                                   OPTIONS AS OF
                                                                                 DECEMBER 31, 1998          VALUE OF
                                                                            ---------------------------    UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                                  OPTION NUMBERS           OPTIONS AS
                                            NUMBER OF                              ADJUSTED FOR          OF DECEMBER 31,
                                          SECURITIES(1)                     MARCH 31, 1999 STOCK SPLIT        1998
                                            ACQUIRED             VALUE      ---------------------------  ---------------
NAME                                       ON EXERCISE         REALIZED     EXERCISABLE  NONEXERCISABLE    EXERCISABLE
------------------------------------  ---------------------  -------------  -----------  --------------  ---------------
Sumner M. Redstone..................                      0             0      833,332       6,666,668   $    14,583,309

Philippe P. Dauman..................                      0             0      806,666       3,233,334        13,640,822

Thomas E. Dooley....................                      0             0      788,666       3,233,334        14,995,822

Michael D. Fricklas.................                      0             0       75,666         166,334         1,277,862

George S. Smith, Jr.(3).............        15,000 A Shares   $   518,094      341,332         236,668         6,690,099
                                            15,000 B Shares

NAME                                  NONEXERCISABLE
------------------------------------  ---------------
Sumner M. Redstone..................  $    76,666,691
Philippe P. Dauman..................       37,454,178
Thomas E. Dooley....................       37,454,178
Michael D. Fricklas.................        3,515,138
George S. Smith, Jr.(3).............        4,978,776

------------------------

NOTES:

(1) The number of shares subject to options set forth in this table have been adjusted for the Company's 2 for 1 common stock split, effective March 31, 1999, by doubling the number of shares and dividing the exercise price in half.

(2) The options are for shares of Class B Common Stock except that exercisable options include for Mr. Dooley 8,000 options each for a share of Class A Common Stock and a share of Class B Common Stock; the aggregate number of exercisable options includes two underlying securities for each of these options.

(3) Mr. Smith exercised options during 1998 that were due to expire on August 1, 1999.

                               PENSION PLAN TABLE

                                                                                     YEARS OF SERVICE
                                                                        ------------------------------------------
REMUNERATION                                                               15         20         25         30
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
$150,000..............................................................  $  37,041  $  49,387  $  61,734  $  74,081
 300,000..............................................................     76,416    101,887    127,359    152,831
 450,000..............................................................    115,791    154,387    192,984    231,581
 600,000..............................................................    155,166    206,887    258,609    310,331
 750,000..............................................................    194,541    259,387    324,234    389,081
 900,000..............................................................    233,916    311,887    389,859    467,831

    Under the terms of the Company's Pension Plan and the Company's Excess Pension Plan (collectively, the "Pension Plans") for certain higher compensated employees, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to the greater of base salary as of December 31, 1995 and $750,000. The benefits under the Company's Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Company's Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Pension Plans upon retirement in 1998 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

    The number of years of benefit service that have been credited for Messrs. Dooley, Fricklas and Smith are 19, 4.5 and 22, respectively. Mr. Dauman has been credited with five years of service under the Company's Pension Plan; however, the benefits payable under the Company's Excess Pension Plan will be calculated as though he had 14 years of credited service.

                               PERFORMANCE GRAPHS

    The following graphs compare the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below. The composition of the peer group included in the graphs set forth below as Exhibits I and II have been revised to more closely resemble the Company's continuing lines of businesses. For comparison purposes, Exhibit III shows the Company's performance with respect to the peer group used for graphs contained in the Company's 1998 and 1997 proxy statements. The total return data was obtained from Standard & Poor's Compustat Services, Inc.

    NAI acquired control of the Company in June 1987. The performance graph in
Exhibit I assumes $100 invested on December 31, 1987 in each of the Class A Common Stock, the S&P 500 Index and the Peer Group (identified in such graph), including reinvestment of dividends, through the fiscal year ended December 31, 1998. The cumulative total stockholder return on the Class B Common Stock assumes the investment in Class B Common Stock as of June 18, 1990 (the first date on which the Class B Common Stock was publicly traded) of an amount equal to the cumulative total stockholder return on the Class A Common Stock as of that date ($302.78).

    The performance graphs in Exhibits II and III assume $100 invested on December 31, 1993 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group (identified in such graphs), including reinvestment of dividends, through the fiscal year ended December 31, 1998.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPHS AND THE REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SET FORTH ABOVE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                   EXHIBIT I
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                  ELEVEN-YEAR PERIOD ENDING DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CLASS A COMMON     CLASS B COMMON     S&P 500    PEER GROUP
1987                  100.00                        100.00        100.00
1988                  171.72                        116.50        113.68
1989                  317.24                        153.30        163.56
6/18/90               302.78             302.78     151.06        173.82
1990                  286.41             273.61     148.52        137.03
1991                  373.70             379.17     193.58        169.14
1992                  480.08             465.28     208.31        203.10
1993                  533.27             498.61     229.21        240.69
1994                  454.17             452.78     232.32        228.56
1995                  504.63             526.39     319.31        280.74
1996                  376.32             387.37     394.41        311.18
1997                  445.86             460.27     526.15        431.05
1998                  802.41             821.96     676.52        545.51

        DECEMBER 31,            1987       1988       1989       6/18/90      1990       1991       1992       1993       1994
CLASS A COMMON                   100.00     171.72     317.24                  286.41     373.70     480.08     533.27     454.17
CLASS B COMMON                                                     302.78      273.61     379.17     465.28     498.61     452.78
S&P 500                          100.00     116.50     153.30                  148.52     193.58     208.31     229.21     232.32
PEER GROUP(*)                    100.00     113.68     163.56                  137.03     169.14     203.10     240.69     228.56

        DECEMBER 31,            1995       1996       1997       1998
CLASS A COMMON                   504.63     376.32     445.86     802.41
CLASS B COMMON                   526.39     387.37     460.27     821.96
S&P 500                          319.31     394.41     526.15     676.52
PEER GROUP(*)                    280.74     311.18     431.05     545.51

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; The News Corp. Ltd. (ADRs); The Seagram Company, Ltd.; Time Warner Inc. and Tribune Company.

                                   EXHIBIT II
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CLASS A COMMON    CLASS B COMMON    S&P 500   PEER GROUP*

12/31/93             100.00            100.00     100.00        100.00
12/31/94              85.17             90.81     101.36         94.96
12/31/95              94.63            105.57     139.31        116.64
12/31/96              70.59             77.72     171.21        129.29
12/31/97              83.63             92.34     228.57        177.79
12/31/98             150.51            164.90     293.89        224.76

                     DECEMBER 31,                          1993       1994       1995       1996       1997       1998
CLASS A COMMON                                              100.00      85.17      94.63      70.59      83.63     150.51
CLASS B COMMON                                              100.00      90.81     105.57      77.72      92.34     164.90
S&P 500                                                     100.00     101.36     139.31     171.21     228.57     293.89
PEER GROUP(*)                                               100.00      94.96     116.64     129.29     177.79     224.76

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; The News Corp. Ltd. (ADRs); The Seagram Company, Ltd.; Time Warner Inc. and Tribune Company.

                                  EXHIBIT III
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CLASS A COMMON     CLASS B COMMON     S&P 500    PEER GROUP*
12/31/93              100.00             100.00     100.00         100.00
12/31/94               85.17              90.81     101.36          90.05
12/31/95               94.63             105.57     139.31         103.06
12/31/96               70.59              77.72     171.21         110.57
12/31/97               83.63              92.34     228.57         172.96
12/31/98              150.51             164.90     293.89         278.29

                     DECEMBER 31,                          1993       1994       1995       1996       1997       1998
CLASS A COMMON                                              100.00      85.17      94.63      70.59      83.63     150.51
CLASS B COMMON                                              100.00      90.81     105.57      77.72      92.34     164.90
S&P 500                                                     100.00     101.36     139.31     171.21     228.57     293.89
PEER GROUP(*)                                               100.00      90.05     103.06     110.57     172.96     278.29

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; McGraw Hill Companies Inc.; The Limited Inc.; The News Corp. Ltd. (ADRs); Time Warner Inc.; Tribune Company and Wal-Mart Stores Inc.

EMPLOYMENT AGREEMENTS

    Mr. Redstone, the Chairman of the Board, Chief Executive Officer and controlling stockholder of the Company, has waived salary and bonus compensation for his services as Chief Executive Officer and does not have an employment agreement with the Company.

    Messrs. Dauman and Dooley entered into new employment agreements during 1998 which provide that they will each be employed as Deputy Chairman, Executive Vice President of the Company until December 31, 2003, at a salary of $1,000,000 per annum. Each executive also receives deferred compensation, payable the year after he ceases to be an executive officer of the Company, in an amount equal to $710,000 for 1998, $881,000 for 1999, $1,069,100 for 2000 and no less than
$1,069,100 per year for 2001-2003. The target bonus for each executive for each calendar year during the employment term is set at 250% of his salary and deferred compensation for such year. Each executive will be provided with $5,000,000 of life insurance during the employment term. In the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, each executive will be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (including options that would have vested during the employment term) will remain exercisable for six (6) months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Fricklas' employment agreement was amended in October 1998 in connection with his promotion to the position of Senior Vice President, General Counsel and Secretary of the Company. His agreement provides that he will be employed until December 31, 2001, at a salary of $550,000 for the balance of 1998, with $50,000 annual increases. Mr. Fricklas' target bonus is set at 50% of his base salary. In the event of the termination of Mr. Fricklas' employment without "cause" or voluntary termination for "good reason" during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve (12) months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six (6) months following the date of termination (but not beyond the expiration of such stock options).

    Mr. Smith's employment agreement provides that he will be employed as Senior Vice President, Chief Financial Officer of the Company until March 31, 2001 at a salary of $575,000 for the twelve (12) month period ended March 31, 1998, and $625,000 for the succeeding twelve (12) month period, subject to annual increases to be determined by mutual agreement. Mr. Smith's target bonus is set at 50% of his base salary. In the event of the termination of Mr. Smith's employment without "cause" or voluntary termination for "good reason" during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve
(12) months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six (6) months following the date of termination (but not beyond the expiration of such stock options).

RELATED TRANSACTION

    In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") providing that GAMCO would manage certain assets in the Company's pension plan. For the fiscal year ended December 31, 1998, the Company paid GAMCO approximately $311,000 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company entered into the arrangement with GAMCO prior to GAMCO's disclosure of its interest in the Company. The Company believes that the terms of the agreement with GAMCO are no less favorable to the Company than it could have obtained from an unaffiliated party.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the AMEX and, after April 8, 1999, the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 1998, its executive officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.

                   APPROVAL OF THE ADOPTION OF AMENDMENTS TO
              VIACOM INC.'S RESTATED CERTIFICATE OF INCORPORATION
                      INCREASING THE AUTHORIZED SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

    The Board of Directors of the Company has approved and is submitting for stockholder approval amendments to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase (i) the number of shares of Class A Common Stock authorized to be issued from 200 million to 500 million, and (ii) the number of shares of Class B Common Stock authorized to be issued from 1 billion to 3 billion. The text of the amendments is attached as Exhibit A-1. The foregoing summary of the amendments should be read in conjunction with, and is qualified in its entirety by reference to, the full text of such changes set forth in Exhibit A-1.

PURPOSE OF THE AMENDMENTS

    The purpose of the amendments described above is to make available additional shares of Class A Common Stock and Class B Common Stock for possible future stock dividends and splits, financing and acquisition transactions, or other corporate purposes. On February 25, 1999, the Board of Directors of the Company declared a two for one stock split in the form of a dividend distributed on March 31, 1999 to stockholders of record on March 15, 1999. As a result of
the stock split, there are only             shares of authorized Class A Common
Stock and             shares of authorized Class B Common Stock available for
future issuance. The amendments are necessary in order to have sufficient shares available for the purposes stated above.

    The Board of Directors of the Company recommends a vote "FOR" the adoption of the foregoing amendments.

                  APPROVAL OF THE ADOPTION OF AN AMENDMENT TO
              VIACOM INC.'S RESTATED CERTIFICATE OF INCORPORATION
                        TO PROVIDE A CONVERSION RIGHT TO
                          THE HOLDERS OF COMMON STOCK

    The Board of Directors of the Company has approved and is submitting for stockholder approval an amendment to the Certificate of Incorporation to provide that each record holder of shares of Common Stock may, at the holder's option, convert any or all of such shares into an equal number of shares of Class B Common Stock. The text of the amendment is attached as Exhibit A-2. The foregoing summary of the proposed amendment should be read in conjunction with, and is qualified in its entirety by reference to, the full text of such changes set forth in Exhibit A-2.

PURPOSE OF THE AMENDMENT

    The purpose of the amendment described above is to improve the liquidity of the Company's Common Stock. The Class A Common Stock is identical to the Class B Common Stock, except that the Class A Common Stock has one vote per share and the Class B Common Stock generally has no voting rights. In 1994, in connection with the Paramount and Blockbuster mergers, the Company issued significantly more shares of Class B Common Stock than Class A Common Stock. This resulted in a disproportionate increase in the market liquidity for the Class B Common Stock. Since the mergers, the Class B Common Stock has traded at a premium to the Class A Common Stock, reflecting the greater liquidity. The Board of Directors of the Company has determined that the conversion right should increase the liquidity of all of the shares of Common Stock without adversely affecting either class.

    The Board of Directors of the Company recommends a vote "FOR" the adoption of the foregoing amendment.

                  APPROVAL OF THE ADOPTION OF AN AMENDMENT TO
              VIACOM INC.'S RESTATED CERTIFICATE OF INCORPORATION
                    MODIFYING THE INDEMNIFICATION RIGHTS OF
                         DIRECTORS, OFFICERS AND OTHERS

    The Board of Directors of the Company has approved and is submitting for stockholder approval an amendment to the Certificate of Incorporation to modify the indemnification rights of directors, officers and others, as permitted by Delaware General Corporation Law. The text of the amendment is attached as Exhibit A-3. For ease of reference, the text of the amendment described above has been marked against the current Certificate of Incorporation. Deletions are indicated and new text is presented in bold. The foregoing summary of the amendment should be read in conjunction with, and is qualified in its entirety by reference to, the full text of such changes set forth in Exhibit A-3.

PURPOSE OF THE AMENDMENT

    The purpose of the amendment described above is to revise the Certificate of Incorporation's indemnification provisions to provide adequate assurance to the Company's directors and officers that they will be appropriately indemnified and entitled to advancement of expenses in accordance with current Delaware General Corporation Law. The Company's indemnification provisions have not been modified since the certificate of incorporation was filed in 1987. The Company believes that providing the proposed improvements regarding indemnification will permit the Company to continue to attract and retain qualified directors and officers who may otherwise be subject to large expenses whether or not a matter subject to indemnification is ultimately resolved in favor of the director or officer. More specifically, this amendment makes two principal changes to the Certificate of Incorporation. First, the amendment specifies that the persons appropriate to make the determination of whether a proposed indemnitee has met the standard of conduct required by the Certificate of Incorporation include (i) the Board of Directors of the Company acting by majority vote of directors not party to the proceeding, whether or not constituting a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) the stockholders of the Company entitled to vote on such determination. Second, the amendment provides for mandatory advancement of expenses to directors and officers upon receipt of an undertaking to repay such advance if it is ultimately determined that such indemnitee is not entitled to indemnification.

    The Board of Directors of the Company recommends a vote "FOR" the adoption of the foregoing amendment.

                        FEDERAL INCOME TAX CONSEQUENCES

    The Company's stockholders will not recognize gain or loss upon the effectiveness of any of the amendments to the Certificate of Incorporation for Federal income tax purposes. Stockholders should consult their own tax advisors concerning any state, local or foreign tax consequences of the amendments.

                          APPROVAL OF THE VIACOM INC.
                   SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

    The Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") was approved by the Board of Directors of the Company on March 31, 1994 and by the stockholders of the Company at the 1994 Annual Meeting of Stockholders. An amendment to the Senior Executive STIP was approved by the Board of Directors of the Company on March 27, 1996 and the stockholders of the Company at the 1996 Annual Meeting of Stockholders. The Board of Directors of the Company further amended the Senior Executive STIP on March 18, 1999, as more fully described below, to change the maximum limit on annual awards to any executive participating in the Senior Executive STIP to eight (8) times such executive's annual salary and deferred compensation and to change the Company's financial performance criteria from operating income and/or cash flow levels to operating income and/or net earnings. To comply with Section 162(m) of the Code, the Senior Executive STIP, as so amended, is being submitted for approval at the Annual Meeting by the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

SENIOR EXECUTIVE STIP GENERALLY

    The following description of the material features of the Senior Executive STIP is qualified in its entirety by the full text of the Senior Executive STIP, as set forth in Exhibit B to this Proxy Statement. The Senior Executive STIP has provided objective performance-based annual bonuses for selected senior executives of the Company, subject to a maximum limit, starting with the 1994 calendar year, as described in more detail below. Amounts paid under the Senior Executive STIP qualify as "performance-based compensation" which is excluded from the $1,000,000 limit on deductible compensation set forth in Section 162(m) of the Code. Awards under the Senior Executive STIP are determined by the Senior Executive Compensation Committee. For this reason, it is not possible to determine the amounts that will be received by senior executives participating in the Senior Executive STIP in the future.

ADMINISTRATION

    The Senior Executive STIP is administered by the Senior Executive Compensation Committee (the "Committee"), which is authorized to approve awards to selected executive officers (the "Participants") at the level of Senior Vice President of the Company or above. Approximately ten officers have participated in the Senior Executive STIP annually. The committee that administers the Senior Executive STIP must be comprised of at least two directors, each of whom must be an "outside director" within the meaning of Section 162(m) of the Code.

AWARDS

    The Committee establishes performance criteria and target awards for each Participant for each calendar year by the end of the first quarter of such calendar year. The performance criteria relate to the achievement of annual financial goals. Prior to March 18, 1999, such criteria related to operating income and/or cash flow levels for the Company as a whole. On March 18, 1999, the Senior Executive STIP was amended to provide that such criteria would relate to operating income and/or net earnings for the Company as a whole. For this purpose, the Senior Executive STIP uses an EBITDA definition of revenues less operating expenses (other than depreciation, amortization and non-recurring charges) to define "operating income"; "net earnings" is defined as earnings from continuing operations.

    Shortly after the end of each performance year, the Committee certifies whether the performance criteria have been achieved; if so, the awards have been earned, subject to the Committee's right, in its sole discretion, to reduce the amount of the award to any Participant to reflect the Committee's assessment of the Participant's individual performance or for any other reason. These awards are payable in cash as soon as practicable thereafter.

    To receive payment of an award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable performance period. If the Company or any subsidiary terminates a Participant's employment other than for "cause" or a Participant becomes "permanently disabled" or dies during a performance period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the award for such performance period, subject to the Committee's right, in its sole discretion, to reduce the amount of such award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such Participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

MAXIMUM ANNUAL AWARD

    Prior to March 18, 1999, the Senior Executive STIP provided that the total of all awards to any Participant for any calendar year shall not exceed the amount determined by multiplying such Participant's base salary in effect on March 27, 1996 by a factor of eight (8). In the case of a Participant hired after March 27, 1996, the Plan provided that the Participant's salary for this purpose would be the Participant's base salary on the date of hire.

    The Senior Executive STIP was amended on March 18, 1999 to increase the maximum annual award to any Participant for any calendar year to the amount determined by multiplying such Participant's "salary" in effect on March 18, 1999 by a factor of eight (8). Salary is defined as the sum of (i) the Participant's base salary on March 18, 1999, and (ii) the minimum stated amount of any annual compensation for such year deferred pursuant to the Participant's employment agreement in effect on March 18, 1999 until no earlier than the year after the Participant ceases to be a executive officer of the Company. The Senior Executive STIP was also amended to provide that, in the case of any Participant hired after March 18, 1999, the Participant's "salary" for this purpose would be the sum of (i) the Participant's base salary on the date of hire, and (ii) an amount equal to the annual rate of any compensation for the year of hire deferred pursuant to his employment agreement in effect on the date of hire until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided, that the "salary" for any Participant hired after March 19, 1999 shall not exceed 1.5 times the highest "salary" on March 18, 1999 of any current Participant in the Senior Executive STIP. This would adjust the maximum bonus payable under the Senior Executive STIP to reflect the increased salaries of certain Participants who entered into new employment agreements or were promoted after March 27, 1996. The current salaries of the named executive officers are disclosed under "Employment Agreements" above.

ADJUSTMENTS

    In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any extraordinary event, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of operating income and/or net earnings, or the applicable performance goals, to the extent necessary to prevent reduction or enlargement of Participants' awards for such performance period attributable to such transaction or event.

TRANSFER RESTRICTIONS, ETC.

    The rights of a Participant with respect to awards under the Senior Executive STIP are not transferable by the Participant other than by will or the laws of descent and distribution. No award under the Senior Executive STIP will be construed as giving any employee a right to continued employment with the Company.

AMENDMENT

    The Board of Directors of the Company may at any time alter, amend, suspend or terminate the Senior Executive STIP in whole or in part.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders approve the appointment of PricewaterhouseCoopers as independent accountants to serve until the Annual Meeting of Stockholders in 2000.

    In connection with the audit function for 1998, PricewaterhouseCoopers also reviewed the Company's annual report on Form 10-K and its filings with the Commission and provided certain other accounting, tax and consulting services.

    Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

    In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 2000 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 17, 1999 and should be submitted to the attention of Michael D. Fricklas, Secretary.

                                By Order of the Board of Directors,
                                /s/ MICHAEL D. FRICKLAS
                                MICHAEL D. FRICKLAS
                                SECRETARY

                            ------------------------

    THE COMPANY HAS SENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 8, 1999 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

                                                                     EXHIBIT A-1

                      TEXT OF AMENDMENTS TO VIACOM INC.'S
                     RESTATED CERTIFICATE OF INCORPORATION
                      INCREASING THE AUTHORIZED SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

    That Section (1)(a) of Article IV of the Restated Certificate of Incorporation be, and the same hereby is, amended in full to read:

    "(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 3,700,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

        (i) 500,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

        (ii) 3,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

        (iii) 200,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock")."

                                                                     EXHIBIT A-2

                     TEXT OF AN AMENDMENT TO VIACOM INC.'S
                     RESTATED CERTIFICATE OF INCORPORATION
                        TO PROVIDE A CONVERSION RIGHT TO
                          THE HOLDERS OF COMMON STOCK

    That Section (2) of Article IV of the Restated Certificate of Incorporation be, and the same hereby is, amended by adding a new subsection E. to read as follows:

    "E. CONVERSION. So long as there are 10,000 shares of Class A Common Stock outstanding, each record holder of shares of Class A Common Stock or Class B Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such Class B Common Stock to the persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued."

                                                                     EXHIBIT A-3

                     TEXT OF AN AMENDMENT TO VIACOM INC.'S
                     RESTATED CERTIFICATE OF INCORPORATION
                    MODIFYING THE INDEMNIFICATION RIGHTS OF
                         DIRECTORS, OFFICERS AND OTHERS

    That Article VI of the Restated Certificate of Incorporation be, and the same hereby is, amended in full to read as follows:

                                  "ARTICLE VI
                         INDEMNIFICATION OF DIRECTORS,
                              OFFICERS AND OTHERS

    (1) ACTION NOT BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (2) ACTION BY OR ON BEHALF OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

    (3) SUCCESSFUL DEFENSE. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (4)  DETERMINATION OF RIGHTS TO INDEMNIFICATION IN CERTAIN
CIRCUMSTANCES. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former

Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this
Article IV. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceedings, even though less than a quorum, or (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation entitled to vote thereon.

    (5) ADVANCE PAYMENT OF EXPENSES. (a) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

    (b) Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

    (6) NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed actions, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

    (7) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

    (8) CERTAIN DEFINITIONS. For the purposes of this Article VI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the

Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to this Article VI.

    (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

                                                                       EXHIBIT B

                                  VIACOM INC.
                                SENIOR EXECUTIVE
                           SHORT-TERM INCENTIVE PLAN
   (as amended and restated through March 27, 1996 and as further amended and restated through March 18, 1999)

                                   ARTICLE I

GENERAL

    SECTION 1.1 PURPOSE. The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by rewarding selected senior executive officers of the Company and its subsidiaries for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

    SECTION 1.2 ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee ("Committee") which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Senior Executive Compensation Committee of the Company's Board of Directors ("Board") (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in
Section 1.3 below ("Participants").

    SECTION 1.3 ELIGIBLE PERSONS. Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Senior Vice President of the Company or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

                                   ARTICLE II

AWARDS

    SECTION 2.1 AWARDS. The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company, subject to the terms and conditions set forth in the Plan.

    SECTION 2.2 TERMS OF AWARDS. Prior to the end of the first quarter of each fiscal year of the Company, the Committee shall establish (i) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such fiscal year ("Performance Period") and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's salary (as defined in Section 2.3 below). Such Performance Targets shall relate to the achievement of annual financial goals based on the attainment of specified levels of Operating Income and/or Net Earnings (as such terms are defined below) for the Company and the subsidiaries and divisions thereof. For purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation, amortization and non-recurring charges) and Net Earnings shall mean earnings from continuing operations.

    SECTION 2.3 LIMITATION ON AWARDS. The aggregate amount of all Awards to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8). For purposes of the Plan, "Salary" shall mean (a) for any Participant hired on or before March 18, 1999, the sum of (i) the base salary of the Participant on March 18, 1999, and (ii) the minimum stated amount of any annual compensation for such year deferred pursuant to the Participant's employment agreement as in effect on March 18, 1999 until no earlier than the year after the Participant ceases to be an executive officer of the Company; and (b) for any Participant hired after March 18, 1999, the sum of (x) such Participant's base salary on the date of hire, and (y) an amount equal to the annual rate of any compensation for the year of hire deferred pursuant to such Participant's employment agreement as in effect on his date of hire until no earlier than the year after the Participant ceases to be an executive officer of the Company; PROVIDED, that the Salary for this purpose of a Participant hired after March 18, 1999 shall not exceed 1.5 times the highest Salary on March 18, 1999 for any Participant determined pursuant to clause (a) of this Section 2.3.

    SECTION 2.4 DETERMINATION OF AWARD. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

    SECTION 2.5 EMPLOYMENT REQUIREMENT. To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period. If the Company or any subsidiary terminates a Participant's employment other than for "cause" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment contract provides otherwise, a pro rata portion of the amount of the Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such Participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

                                  ARTICLE III

ADJUSTMENT OF AWARDS

    In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any extraordinary event, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of Operating Income and/or Cash Flow, or the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE IV

MISCELLANEOUS

    SECTION 4.1 NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT. No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

    SECTION 4.2 RESTRICTION ON TRANSFER. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

    SECTION 4.3 TAX WITHHOLDING. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

    SECTION 4.4 NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CHANGES. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

    SECTION 4.5 SOURCE OF PAYMENTS. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

    SECTION 4.6 AMENDMENT AND TERMINATION. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award.

    SECTION 4.7 GOVERNMENTAL REGULATIONS. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

    SECTION 4.8 HEADINGS. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

    SECTION 4.9 GOVERNING LAW. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

    SECTION 4.10 EFFECTIVE DATE. The Plan became effective as of January 1, 1994. The first amendment and restatement thereof became effective as of March 27, 1996. The second amendment and restatement thereof shall be effective as of March 18, 1999; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made after March 18, 1999, that the stockholders of the Company approve the Plan at the 1999 Annual Meeting of Stockholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective and any Award made after March 18, 1999 shall be void AB INITIO.

1. Election of Directors      FOR all nominees         WITHHOLD authority to vote             *EXCEPTIONS"  /x/
                              listed below     /X/     for all nominees listed below /X/


NOMINEES: George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, Ken Miller, Brent D. Redstone, Shari Redstone,
Sumner M. Redstone, Frederic V. Salerno, William Schwartz, Ivan Seidenberg

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions______________________________________________________________________________________________________


2. Approval of the adoption of an amendment to the               5. Approval of the adoption of an amendment to
   Restated Certificate of Incorporation to increase                the indemnification provisions of the Restated
   the authorized number of shares of Class A Common                Certificate of Incorporation.
   Stock.

    FOR   /X/   AGAINST  /X/        ABSTAIN  /X/                     FOR   /X/   AGAINST  /X/        ABSTAIN  /X/


3. Approval of the adoption of an amendment to the               6. Approval of the Senior Executive Short-Term
   Restated Certificate of Incorporation to increase                Incentive Plan.
   the authorized number of shares of Class B Common Stock.

    FOR   /X/   AGAINST  /X/        ABSTAIN  /X/                     FOR   /X/   AGAINST  /X/        ABSTAIN  /X/

4. Approval of the adoption of an amendment to the               7. Appointment of PricewaterhouseCoopers to serve as independent
   Restated Certificate of Incorporation to provide each            accountants for Viacom Inc. until the 2000 Annual Meeting
   holder of Common Stock with the right to convert into            of Stockholders.
   shares of Class B Common Stock.

    FOR   /X/   AGAINST  /X/        ABSTAIN  /X/                     FOR   /X/   AGAINST  /X/        ABSTAIN  /X/


                                                         IF YOU PLAN TO ATTEND THE ANNUAL MEETING,
                                                         PLEASE CHECK THIS BOX AND AN ADMISSION
                                                         TICKET WILL BE SENT TO YOU.                     /X/

                                                                    Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                    Dated:______________________________,1999


                                                                    SIGNED___________________________________

       (PLEASE SIGN, DATE AND RETURN THIS PROXY IN     Change of Address and/or        Votes must be indicated
          THE ENCLOSED POSTAGE PREPAID ENVELOPE.)      Comments Mark Here       /X/    (x) in Black or Blue ink.  /X/


--------------------------------------------------------------------------------

                                  VIACOM INC.
                                 1515 BROADWAY
                            NEW YORK, NEW YORK 10036

                            ANNUAL MEETING PROXY CARD

            The undersigned hereby appoints SUMNER M. REDSTONE and PHILIPPE P. DAUMAN, and each of them, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of
P Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the UCI Empire
R Theater, Leicester Square, London, United Kingdom WC2 7BA at 2:30 p.m. (local time)on Wednesday, May 19, 1999, and at any adjournments or
O postponements thereof, upon the matters set forth on the reverse side as more fully described in the Notice of 1999 Annual Meeting and Proxy
X     Statement.

Y           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

            You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

            The proxies are directed to vote as specified on the reverse side hereof and in their discretion on all other matters. The Board of Directors recommends a vote FOR Proposals (1) - (7). Unless otherwise specified, the vote represented by this proxy will be cast FOR Proposals
      (1) - (7).

      (Continued, and to be signed and dated on the reverse side.)

                                                  VIACOM INC.
                                                  P.O. BOX 11033
                                                  NEW YORK, N.Y. 10203-0033

--------------------------------------------------------------------------------